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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "EXPERTS" and to the use of our report dated February 5, 1999 (except for Note 12, as to which the date is June 14, 1999) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-72685) and the related Prospectus of musicmaker.com, Inc. (formerly The Music Connection Corporation) for the registration of 5,000,000 shares of its common stock.



                                            /s/ Ernst & Young LLP

Vienna, Virginia

June 21, 1999